KRONOS WORLDWIDE, INC. ANNOUNCES A NEW ENERGY AND RAW MATERIALS RELATED SURCHARGE AND NEW PRICE INCREASE FOR ALL TITANIUM DIOXIDE PRODUCTS SOLD OUTSIDE OF NORTH AMERICA AND EUROPE

CRANBURY, NEW JERSEY – June 24, 2008 – Kronos Worldwide, Inc. (NYSE:  KRO) announced a new energy and raw materials related surcharge and a price increase for all titanium dioxide grades sold outside of North America and Europe including among other areas, Asia Pacific, Latin America, Middle East, Africa and Asia.

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Effective July 15, 2008 a US$ 75 per metric ton surcharge will be added to all invoices for all Kronos titanium dioxide products sold outside of North America and Europe.  This is a new energy and raw materials related surcharge and is in addition to the US$ 75 per metric ton surcharge implemented on June 23, 2008 for these regions.

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Effective August 1, 2008 prices for all Kronos titanium dioxide pigments sold outside of North America and Europe will be increased by US$ 100 per metric ton.  This is a new price increase and is in addition to the previously announced increase of US$ 150 effective July 1, 2008 for these regions.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide pigments.

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